UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2015

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Completion of Audit Committee Investigation and Update on Financial Statement Review

On February 4, 2015, Marrone Bio Innovations, Inc. (the “Company”) issued a press release, filed as Exhibit 99.1 to this report and incorporated herein by reference, announcing the results of the internal investigation conducted by the Audit Committee of the Board of Directors regarding certain accounting and other matters and providing an update on the Company’s financial statement review.

Nasdaq Continued Listing

As previously reported, on November 17, 2014, the Company received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”). In accordance with the requirements set forth in the letter, the Company submitted a plan to regain compliance with Nasdaq filing requirements for continued listing on January 16, 2015. On January 27, 2015, the Company received a letter from Nasdaq granting the Company an exception until May 13, 2015 to file any delinquent reports and regain compliance.

There can be no assurance that the Company will be able to file the Form 10-Q on or before May 13, 2015. If the Company cannot file the Form 10-Q on or before May 13, 2015, then the Company expects that it will be notified by Nasdaq that the Company will be required to request a hearing before a Nasdaq Hearings Panel to remain listed on the Nasdaq Stock Market until any delinquent reports are filed. Under Nasdaq’s rules and procedures, a company’s request for such a hearing is generally due within seven calendar days after receipt of the notification, and such a request automatically stays any delisting (and suspension of trading) for an additional 15 calendar days from the deadline to request a hearing. Should the Company receive any such notification, the Company anticipates it would request a hearing by the seven calendar day deadline.

Forward Looking Statements

Portions of this Form 8-K release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include expectations regarding the timing of the Company’s periodic reports and regaining full compliance with Nasdaq continued listing requirements. Such forward-looking statements are based on information available as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding management’s ongoing evaluation of the necessity, nature and scope of any restatements to any of the Company’s previously filed financial statements, potential legal or regulatory action related to the matters under investigation, and adverse decisions by the SEC or Nasdaq. In addition, the Company faces other risks and uncertainties that could affect its ability to file its periodic reports and to regain compliance with the Nasdaq listing requirements. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press release issued on February 4, 2015 by Marrone Bio Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: February 4, 2015	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on February 4, 2015 by Marrone Bio Innovations, Inc.